UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

INDIA GLOBALIZATION CAPITAL, INC.

(Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland 20814

(Address of principal executive offices)     (Zip code)

(301) 983-0998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

India Globalization Capital, Inc.

February 26, 2019

Item 8.01.	Other Events

On November 5, 2018, India Globalization Capital, Inc. (“IGC”) received a Notice of Cancellation of Strategic Distributor & Partnership Agreement (“Notice”) from Treasure Network SDN BHD (“Treasure Network”), a contract which granted IGC the right to market several products, including a sugar-free energy drink called “Nitro G” in the U.S., Canada, Mexico, and South America and gave IGC exclusive global rights to all developed CBD-infused products in exchange for 797,000 shares of restricted, unregistered, common stock.  IGC has not yet issued the 797,000 shares to Treasure Network. IGC believes that the Notice did not comply with the terms of the Strategic Distributor & Partnership Agreement.

IGC is currently evaluating a recent proposal from Treasure Network for an initial order, but it has not yet determined whether it will accept, modify, or reject the proposal.  In the event the parties cannot reach agreement as to the terms of an order, one or both parties may elect to terminate the Strategic Distributor & Partnership Agreement in compliance with its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: February 26, 2019	By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer